FOR IMMEDIATE RELEASE	For more information contact
May 4, 2005	Kelvin R. Collard (281) 230-2512

GUNDLE/SLT ENVIRONMENTAL, INC.
ANNOUNCES FIRST QUARTER 2005 RESULTS

HOUSTON (May 4, 2005) - Gundle/SLT Environmental, Inc. (GSE) today announced sales and operating revenue of $59.7 million for the quarter ended March 31, 2005, an increase of $24.0 million, or 67% from the same period last year. U.S. revenues were up primarily due to an acceleration of shipments to our largest customer in the first quarter that normally occur in the second and third quarters. Foreign revenues were up primarily due to a large African order. In addition, sales prices increased due to passing on substantially higher raw material costs in 2005.

Net loss for the quarter was $4.9 million compared to a net loss of $2.4 million for the first quarter of 2004. Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted in accordance with the terms of the Company’s credit agreement for its senior credit facility, was $3.0 million for the first quarter, compared with $1.2 million loss for the same period last year.

GSE ended the quarter with $29.1 million in cash. Cash flow came from reductions in working capital, as well as improved operating results.

UBS Leveraged Finance Conference

The Company will be giving a presentation on Thursday, May 12, 2005, at 10:00 a.m. Pacific Daylight Savings Time (PDT), at the UBS Leveraged Finance Conference to be held in Las Vegas, Nevada. UBS will web cast the audio portion of the presentation (including Q&A), live and by replay. To access the conference web cast, please go to the UBS Investment Bank Conference Highlights page at http://www.ibb.ubs.com/Conferences/co_highlights.shtml, then select the web cast link for the Leveraged Finance Conference.

About Gundle/SLT Environmental, Inc.

Gundle/SLT Environmental, Inc. headquartered in Houston, is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids and gases for organizations engaged in waste management, mining, water and wastewater treatment, and aquaculture.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2005	2004
	(UNAUDITED)
ASSETS
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$29,101	$23,716
ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR BAD DEBT OF $5,827 AND $5,865	38,763	49,823
CONTRACTS IN PROGRESS	8,233	1,885
INVENTORY	30,456	35,737
DEFERRED INCOME TAXES	3,182	3,512
PREPAID EXPENSES AND OTHER	4,522	1,305

TOTAL CURRENT ASSETS	114,257	115,978

PROPERTY, PLANT AND EQUIPMENT, NET	92,811	96,587
GOODWILL	57,859	57,103
CUSTOMER LISTS AND OTHER INTANGIBLE ASSETS, NET	20,607	22,081
DEFERRED INCOME TAXES	12,146	12,180
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	13,665	14,170

	$311,345	$318,099

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	$41,365	$39,908
ADVANCE BILLINGS ON CONTRACTS IN PROGRESS	1,154	1,472
CURRENT PORTION OF LONG-TERM DEBT	1,242	275
DEFERRED INCOME TAXES	3	3
INCOME TAXES PAYABLE	619	728

TOTAL CURRENT LIABILITIES	44,383	42,386

LONG-TERM DEBT	165,057	168,329
OTHER LIABILITIES	3,383	1,262
DEFERRED TAXES	28,078	29,406
MINORITY INTEREST	2,691	2,702

STOCKHOLDER'S EQUITY:
COMMON STOCK, $.01 PAR VALUE, 1,000 SHARES AUTHORIZED, 100 SHARES ISSUED	—	—
ADDITIONAL PAID-IN CAPITAL	60,629	60,629
RETAINED EARNINGS	3,445	8,304
ACCUMULATED OTHER COMPREHENSIVE INCOME	3,679	5,081

TOTAL STOCKHOLDER'S EQUITY	67,753	74,014

	$311,345	$318,099

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS)
(AMOUNTS IN THOUSANDS EXCEPT EARNINGS PER SHARE DATA)
(UNAUDITED)

	SUCCESSOR	PREDECESSOR
	THREE MONTHS ENDED MARCH 31, 2005	THREE MONTHS ENDED MARCH 31, 2004
		(RESTATED)
SALES AND OPERATING REVENUE	$59,664	$35,649
COST OF PRODUCTS & SERVICES	52,805	31,156

GROSS PROFIT	6,859	4,493

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES	8,474	7,518
EXPENSES RELATED TO CHS ACQUISITION	—	390

OPERATING LOSS	(1,615)	(3,415)

OTHER (INCOME) EXPENSES:
INTEREST EXPENSE	4,693	1,519
INTEREST INCOME	(204)	(137)
FOREIGN EXCHANGE LOSS	21	215
MINORITY INTEREST	(10)	11
OTHER (INCOME) EXPENSE, NET	50	(144)

INCOME BEFORE INCOME TAXES	(6,165)	(4,879)

INCOME TAX BENEFIT	(1,306)	(2,522)

NET LOSS	$(4,859)	$(2,357)

BASIC AND DILUTED (LOSS) PER COMMON SHARE	*	$0.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	*	11,539

*The Successor Company has no outstanding publicly held common shares and therefore does not report earnings per share data.

GUNDLE/SLT ENVIRONMENTAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS IN THOUSANDS)
(UNAUDITED)

	SUCCESSOR	PREDECESSOR
	THREE MONTHS ENDED MARCH 31, 2005	THREE MONTHS ENDED MARCH 31, 2004
		(RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME (LOSS)	$(4,859)	$(2,357)
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES:
DEPRECIATION	2,595	1,920
AMORTIZATION OF INTANGIBLES	1,739	763
DEFERRED INCOME TAXES	(1,183)	(2,184)
MINORITY INTEREST	(10)	11
LOSS (GAIN) ON SALE OF ASSETS	17	(84)
CHANGE IN OPERATING ASSETS AND LIABILITIES, NET OF
EFFECTS FROM ACQUISITIONS:
ACCOUNTS RECEIVABLE	10,449	11,394
CONTRACTS IN PROGRESS	(6,385)	(2,082)
INVENTORY	4,876	(9,624)
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES	1,173	(289)
ADVANCE BILLINGS ON CONTRACTS IN PROGRESS	(277)	(545)
INCOME TAXES PAYABLE	(112)	(1,555)
OTHER ASSETS AND LIABILITIES	(2,908)	(4,313)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	5,115	(8,945)

CASH FLOWS FROM INVESTING ACTIVITIES:
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT	(555)	(1,544)
PROCEEDS FROM SALE OF ASSETS	1,105	95

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	550	(1,449)

CASH FLOWS FROM FINANCING ACTIVITIES:
PROCEEDS FROM SHORT TERM DEBT	-	87
PROCEEDS FROM THE EXERCISE OF STOCK OPTIONS AND
PURCHASES UNDER THE EMPLOYEE STOCK PURCHASE PLAN	-	100
RETIREMENT OF LONG-TERM DEBT	(70)	(16,722)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(70)	(16,535)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(210)	64

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,385	(26,865)
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	23,716	47,899

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$29,101	$21,034

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in Gundle/SLT Environmental, Inc. (“GSE”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of GSE’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.

The calculation of Adjusted EBITDA, presented below, is as defined in the credit agreement for GSE’s senior credit facility. Adjusted EBITDA is used to measure compliance with covenants in the credit agreement, such as interest coverage and leverage ratio.

EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.

Schedule A

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(dollars in millions)

	Successor	Predecessor
	2005	2004
	Q1	Q1

Net income (loss)	$(4.8)	$(2.4)

Interest, net	4.7	1.4
Income tax expense (benefit)	(1.3)	(2.5)
Depreciation	2.6	1.9
Amortization	1.2	—

EBITDA	2.4	(1.6)

Other items:
Acquisition-related expenses	—	0.4
Sale of PP&E, write-up effect	0.1	—
CHS management fees/expenses	0.5	—

Adjusted EBITDA	$3.0	$(1.2)

Schedule B

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(dollars in millions)

	2004

	Predecessor		Successor
		Apr 1 -	May 18 -
		May 17	June 30			Full
	Q1	Q2	Q2	Q3	Q4	Year

Net income (loss)	$(2.4)	$(3.9)	$1.9	$6.1	$0.3	$2.0

Interest, net	1.4		2.5	5.1	4.9	13.9
Income tax expense (benefit)	(2.5)	(0.5)	1.1	3.2	(1.6)	(0.3)
Depreciation	1.9	1.1	1.0	2.6	2.8	9.4
Amortization			0.6	1.2	1.2	3.0

EBITDA	(1.6)	(3.3)	7.1	18.2	7.6	28.0

One-time or unusual items:
Acquisition-related expenses	0.4	5.4				5.8
Sale of inventory written-up			0.9			0.9
Sale of PP&E, write-up effect				0.2		0.2
Patent litigation costs				0.4	(0.2)	0.2
Foreign currency (gains)/losses		0.1				0.1
Allowable interest income			0.1	0.1	0.2	0.4
CHS management fees/expenses			0.2	0.5	0.5	1.2

Adjusted EBITDA	$(1.2)	$2.2	$8.3	$19.4	$8.1	$36.8